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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Directors of
The Stride Rite Corporation:

   We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 333-51161 and 333-51163) of The Stride Rite Corporation of our reports dated January 9, 2001 on our audits of the consolidated financial statements and financial statement schedule of The Stride Rite Corporation as of December 1, 2000 and December 3, 1999 and for the years ended December 1, 2000, December 3, 1999 and November 27, 1998 which reports are included by reference in this Annual Report on Form 10-K.

                                             /s/ PricewaterhouseCoopers LLP
                                          _____________________________________
                                               PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 2001

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